SCHEDULE 14A
                                 (RULE 14A-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]Preliminary Proxy Statement
[X]Definitive Proxy Statement
[ ]Definitive Additional Materials
[ ]Soliciting Material Pursuant to Rule 14a-11(c)
   or Rule 14a-12
[ ]Confidential, for Use of the Commission Only
   (as permitted by Rule 14a-6(e)(2))

                               GALEY & LORD, INC.
                (Name of Registrant as Specified In Its Charter)

    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      (1)  Title of each class of securities to which transaction applies:  N/A

      (2)  Aggregate number of securities to which transaction applies:  N/A

      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): N/A

      (4)  Proposed maximum aggregate value of transaction:  N/A

      (5)  Total fee paid:  $0

[ ] Fee paid previously with preliminary materials:  N/A

[ ]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:

      (3)  Filing Party:

      (4)  Date Filed:

                               GALEY & LORD, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD FEBRUARY 11, 1997
       TO THE STOCKHOLDERS OF
         GALEY & LORD, INC.:
            NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Meeting") of Galey & Lord, Inc., a Delaware corporation (the "Company"), will be held at the offices of the Company, 980 Avenue of the Americas, New York, New York 10018, on Tuesday, February 11, 1997 at 10:30 A.M., Local Time, to consider and act upon the following:
                 1. To elect eight directors of the Company to serve as
                    the Board of Directors until the next annual meeting of stockholders and until their successors have been duly elected and qualified;
                 2. To consider and vote upon the adoption of the
                    proposed 1996 Restricted Stock Plan for non-employee directors;
                 3. To consider and vote upon proposed amendments to the
                    Company's Amended and Restated 1989 Stock Option
                    Plan;
                 4. To ratify the selection of Ernst & Young LLP as
                    independent auditors of the Company for the 1997 fiscal year; and
                 5. To consider and act upon such other matters as may
                    properly come before the Meeting or any adjournment thereof.
            Only stockholders of record of the Company's Common Stock at the close of business on December 20, 1996 shall be entitled to receive notice of, and to vote at, the Meeting, and at any adjournment or adjournments thereof. A list of the stockholders of the Company as of the close of business on December 20, 1996 will be available for inspection during business hours for ten days prior to the Meeting at the Company's principal executive offices located at 980 Avenue of the Americas, New York, New York 10018. A Proxy and a Proxy Statement for the Meeting are enclosed herewith.
            All stockholders are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting, please complete, date and sign the enclosed Proxy, which is solicited by the Board of Directors of the Company, and mail it promptly in the enclosed envelope to make sure that your shares are represented at the Meeting. In the event you decide to attend the Meeting in person, you may, if you desire, revoke your Proxy and vote your shares in person.
                           By Order of the Board of Directors

                           (Signature of Michael R. Harmon Appears Here)


                            MICHAEL R. HARMON
                            SECRETARY
       Dated: January 7, 1997
                                   IMPORTANT
          THE PROMPT RETURN OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. A SELF-ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED WITHIN THE UNITED STATES.

                               GALEY & LORD, INC.
                           980 Avenue of the Americas
                            New York, New York 10018
                                PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 11, 1997
                                    GENERAL
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Galey & Lord, Inc., a Delaware corporation (the "Company"), to be voted at the Annual Meeting of Stockholders (the "Meeting") of the Company which will be held at the offices of the Company, 980 Avenue of the Americas, New York, New York 10018, on Tuesday, February 11, 1997 at 10:30 A.M., Local Time, and any adjournment or adjournments thereof for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders and in this Proxy Statement.
     The principal executive offices of the Company are located at 980 Avenue of the Americas, New York, New York 10018. The approximate date on which this Proxy Statement and accompanying Proxy will first be sent or given to stockholders is January 7, 1997.
     A Proxy, in the accompanying form, which is properly executed, duly returned to the Company and not revoked, will be voted in accordance with the instructions contained therein and, in the absence of specific instructions, will be voted (i) FOR the election as directors of persons who have been nominated by the Board of Directors, (ii) FOR the adoption of the proposed 1996 Restricted Stock Plan for non-employee directors, (iii) FOR the adoption of each of three proposed amendments to the Company's Amended and Restated 1989 Stock Option Plan, (iv) FOR the ratification of the selection of Ernst & Young LLP as independent auditors to audit and report upon the consolidated financial statements of the Company for the 1997 fiscal year, and (v) in accordance with the judgment of the person or persons voting the proxies on any other matter that may be properly brought before the Meeting. Each such Proxy granted may be revoked at any time thereafter by writing to the Secretary of the Company prior to the Meeting, or by execution and delivery of a subsequent Proxy or by attendance and voting in person at the Meeting, except as to any matter or matters upon which, prior to such revocation, a vote shall have been cast pursuant to the authority conferred by such Proxy.
                               VOTING SECURITIES
     Stockholders of record as of the close of business on December 20, 1996 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date there were outstanding 11,576,841 shares of the Company's Common Stock, $.01 par value (the "Common Stock"), which figure does not include an additional 377,003 treasury shares held by the Company. There was no other class of voting securities outstanding at the Record Date. Each holder of Common Stock is entitled to one vote for each share held by such holder. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Meeting.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS
     At the Meeting, eight directors are to be elected to serve until the next annual meeting of stockholders and until their successors shall be duly elected and shall qualify. Unless otherwise specified, all proxies received will be voted in favor of the election of the eight nominees of the Board of Directors named below as directors of the Company. All of the eight nominees are presently directors of the Company. The term of the current directors expires at the Meeting. Should any of the nominees not remain a candidate for election at the date of the Meeting (which contingency is not now contemplated or foreseen by the Board of Directors), proxies solicited thereunder will be voted in favor of those nominees who do remain candidates and may be voted for substitute nominees selected by the Board of Directors.
     Assuming a quorum is present, a vote of a majority of the votes cast at the Meeting, in person or by proxy, is required to elect each of the nominees as a director. Abstentions and broker non-votes are not counted as votes cast.
     The following table sets forth the names of the nominees, their ages, and their current positions with the Company:

       NAME            AGE              TITLE
Arthur C. Wiener       59      Chairman of the Board,
                                 President and Chief
                                  Executive Officer
Lee Abraham            69             Director
Paul G. Gillease       64             Director
William deR. Holt      68             Director
Howard S. Jacobs       53             Director
William M.R. Mapel     65             Director
Stephen C. Sherrill    43             Director
David F. Thomas        47             Director

     Mr. Wiener has been Chairman of the Board of the Company since February 1992 and President and Chief Executive Officer of the Company since February 1988. He was Group Vice President of Burlington Industries, Inc. ("Burlington") and President of Burlington's Blended Division, the Company's predecessor, from October 1984 to February 1988. Mr. Wiener was President of the Apparel Fabrics Marketing Division of Dan River Inc., a textile manufacturer, from 1975 to October 1984. He was employed by the Menswear Division of Burlington in various capacities from 1966 to October 1975, including as President from 1973 to October 1975.
     Mr. Abraham has been a director of the Company since February 1993. Mr. Abraham served as Chairman and Chief Executive Officer of Associated Merchandising Corporation, a retail merchandising and sourcing company, from 1977 until his retirement in January 1993. Mr. Abraham is a director of Liz Claiborne, Inc., a sportswear apparel company; Smith Barney Shearson Income & Equity Funds, a registered investment company; R.G. Barry Corporation, a manufacturer of slippers; and Signet Group, plc, an owner and operator of retail jewelry stores in the United States and the United Kingdom.
     Mr. Gillease has been a director of the Company since November 1993. He has been a consultant for Guilford Mills, Inc., a manufacturer of knitted textiles, since November 1993. Mr. Gillease was employed by E.I. Du Pont de Nemours & Company Incorporated in various executive capacities from 1961 to his retirement in October 1993, including most recently as Vice President and General Manager responsible for textile fiber operations from October 1990 to October 1993. Mr. Gillease is a director of Pillowtex, Inc., a home furnishings manufacturer, and Guilford Mills, Inc.
     Mr. Holt has been a director of the Company since April 1988. He was employed for 37 years by Burlington in various capacities, including most recently as a Group Vice President until his retirement in March 1988.
     Mr. Jacobs has been a director of the Company since February 1989. He has been a member of the law firm of Rosenman & Colin LLP, New York, New York, counsel to the Company, since March 1994. For more than five years prior to March 1994, Mr. Jacobs was a member of two other law firms located in New York City, each of which was former counsel to the Company.
     Mr. Mapel has been a director of the Company since February 1989. Mr. Mapel was employed by Citibank, N.A. in various executive capacities from 1969 to his retirement in October 1988, including most recently as a Senior
                                       2

Vice President and Chairman of the Policy Committee of the North American Finance Group from 1986 to September 1988. He has been the Chairman of the Board of Mercantile & General Reinsurance Company of America, a reinsurance company, and a director of Mercantile & General Life Reassurance Company of America, a reinsurance company, since 1982. Mr. Mapel is a director of NSC Corporation, an environmental service company; Brundage, Story & Rose Investment Trust, a registered investment company; Churchill Capital Partners, a registered investment company; and USLIFE Income Fund, Inc., a closed-end mutual fund.
     Mr. Sherrill has been a director of the Company since May 1993. Mr. Sherrill was formerly a director of the Company from February 1988 to February 1992. Mr. Sherrill has been a principal of Bruckman, Rosser, Sherrill & Co., Inc., a private equity investment firm, since February 1995. For more than five years prior to February 1995, Mr. Sherrill was a Managing Director or Vice President of Citicorp Venture Capital, Ltd. ("CVC"), a venture capital and leveraged buyout company which is a subsidiary of Citibank N.A. Mr. Sherrill is a director of Jitney Jungle Stores of America Inc., a regional chain of grocery stores.
     Mr. Thomas has been a director of the Company since March 1996. Mr. Thomas has been a Managing Director of CVC for more than five years and has been the President of 399 Venture Partners, Inc., a venture capital and leveraged buyout company which is a subsidiary of Citibank N.A. and an affiliate of CVC, since December 1994. Mr. Thomas is a director of Furnishings International Inc., a manufacturer of residential furniture and decorative home furnishings fabrics.
     There were seven meetings of the Board of Directors of the Company during the last fiscal year and action was taken by the directors by unanimous written consent in lieu of a meeting on one occasion during the last fiscal year. All directors attended 75% or more of the meetings of the Board. In addition, all directors who served on committees of the Board of Directors attended 75% or more of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by such committees on which he served during the periods that he served. The Board of Directors has designated from among its members an Audit Committee, which consists of Messrs. Jacobs, Mapel and Thomas. The Audit Committee, which reviews the Company's financial and accounting practices and controls, held two meetings during the 1996 fiscal year. The Company has a Compensation Committee of the Board of Directors, which reviews the compensation of the Company's executive officers. The Compensation Committee consists of Messrs. Abraham, Gillease and Holt. The Compensation Committee held four meetings during the 1996 fiscal year. The Company does not have a standing nominating committee. There are no family relationships between any of the directors or executive officers of the Company.
     In May 1992, the Company, CVC and Mr. Wiener entered into an agreement, under which, if requested by CVC, the Company will use its best efforts to cause a designee of CVC to be nominated as a director of the Company. Mr. Wiener has agreed to vote all shares owned by him in favor of CVC's designee. Such agreement will terminate on the earlier of its tenth anniversary or the date on which CVC beneficially owns fewer than 20% of the outstanding shares of Common Stock and nonvoting common stock of the Company. Pursuant to the agreement, CVC also has the right to appoint an observer who will be permitted to attend all meetings of the Board of Directors and its committees. Mr. Thomas is serving as the designee of CVC under such agreement and Mr. Wiener will vote all shares of Common Stock owned by him for the election of Mr. Thomas as a director. EXECUTIVE OFFICERS
     Set forth below is certain information regarding the executive officers of the Company:

       NAME            AGE                                     CURRENT POSITION
Arthur C. Wiener       59    Chairman of the Board, President and Chief Executive Officer
Robert McCormack       47    Executive Vice President and President -- Woven Division, Apparel Marketing Group
Charles A. Blalock     49    Executive Vice President of Manufacturing
Michael R. Harmon      49    Executive Vice President, Chief Financial Officer, Treasurer and Secretary

     Officers serve at the discretion of the Board of Directors.
     Information regarding Mr. Wiener is included herein in the section entitled "PROPOSAL 1 -- ELECTION OF DIRECTORS."
                                       3

     Mr. McCormack has been Executive Vice President of the Company since May 1992 and President of the Apparel Marketing Group of the Company's Woven Division since April 1994. Mr. McCormack was Executive Vice President of the Apparel Marketing Group of the Company's Woven Division from February 1988 to April 1994. He was employed by Burlington as a merchandise manager from April 1986 to February 1988 and as a sales manager for finished goods from January 1985 to April 1986.
     Mr. Blalock has been Executive Vice President of Manufacturing of the Company since March 1990. He was Plant Manager of the Company's dyeing and finishing plant located in Society Hill, South Carolina from February 1988 to March 1990. Mr. Blalock was employed by Burlington in various line and staff positions from September 1972 to February 1988, including most recently as Plant Manager of the dyeing and finishing plant located in Society Hill from February 1987 to February 1988.
     Mr. Harmon has been Executive Vice President and Chief Financial Officer of the Company since March 1991 and Secretary and Treasurer of the Company since February 1988. He was Vice President of Finance of the Company from February 1988 to March 1991. Mr. Harmon was employed by Burlington in various accounting and financial capacities from May 1970 to February 1988, most recently as Administrative Vice President and Controller from November 1987 to February 1988.
                               SECURITY OWNERSHIP
     The following table sets forth certain information as of December 20, 1996 regarding the ownership of Common Stock of the Company by (i) each person who is known to the management of the Company to have been the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock, (ii) each director and nominee for director, (iii) each executive officer named in the Summary Compensation Table contained herein, and (iv) all directors and executive officers of the Company as a group.

                 NAME AND ADDRESS OF                              POSITION WITH               AMOUNT AND NATURE OF       % OF
                   BENEFICIAL OWNER                                THE COMPANY                BENEFICIAL OWNERSHIP       CLASS
Citicorp Venture Capital, Ltd.                                        None                           4,629,500(1)        40.0 %
399 Park Avenue
New York, New York 10043
Pioneering Management Corporation                                     None                           1,172,800(2)        10.1 %
60 State Street
Boston, Massachusetts 02109
Dimensional Fund Advisors, Inc.                                       None                             648,500(3)         5.6 %
1099 Ocean Avenue, 11th Floor
Santa Monica, California 90401
Arthur C. Wiener                                             Chairman of the Board,                    875,700(4)         7.4 %
980 Avenue of the Americas                                     President and Chief
New York, New York 10018                                        Executive Officer
Lee Abraham                                                         Director                             7,500(4)           *
35 Old Forge Road
Wilton, Connecticut 06897
Paul G. Gillease                                                    Director                             7,000(4)           *
15 McMullen Farm Lane
West Chester, Pennsylvania 19382
William deR. Holt                                                   Director                            28,000(4)           *
206 Meadowbrook Terrace
Greensboro, North Carolina 27408
Howard S. Jacobs                                                    Director                            23,000(4)           *
575 Madison Avenue
New York, New York 10022
William M. R. Mapel                                                 Director                            20,530(4)           *
18 Stephanie Lane
Darien, Connecticut 06820
Stephen C. Sherrill                                                 Director                           201,112(4)         1.7 %
126 East 56th Street
New York, New York 10022
David F. Thomas                                                     Director                            45,708(4)           *
399 Park Avenue
New York, New York 10043
Charles A. Blalock                                          Executive Vice President                    51,525(5)           *
7736 McCloud Road, Suite 300                                    of Manufacturing
Greensboro, North Carolina 27409

                                       4

                 NAME AND ADDRESS OF                              POSITION WITH               AMOUNT AND NATURE OF       % OF
                   BENEFICIAL OWNER                                THE COMPANY                BENEFICIAL OWNERSHIP       CLASS
Michael R. Harmon                                           Executive Vice President,                   87,030(6)           *
7736 McCloud Road, Suite 300                                Chief Financial Officer,
Greensboro, North Carolina 27409                             Treasurer and Secretary
Robert McCormack                                          Executive Vice President and                  82,072(7)           *
980 Avenue of the Americas                                President -- Woven Division,
New York, New York 10018                                     Apparel Marketing Group
All directors and executive officers                                                                 1,429,177(4)        11.9 %
as a group (11 persons)

 * Less than one percent (1%).
(1) Excludes shares of Common Stock owned by employees of CVC, as to which CVC disclaims beneficial ownership.
(2) Based upon information contained in a Form 13F filed with the Securities and Exchange Commission (the "SEC") on November 19, 1996 (the "Form 13F") by Pioneering Management Corporation on behalf of itself and other institutional investment managers (collectively, "Pioneering") for the quarter ended September 30, 1996. The Form 13F indicates that Pioneering has shared investment discretion and sole voting authority with respect to the shares.
(3) Based upon information contained in a Form 13F-E filed with the SEC on November 15, 1996 (the "Form 13 F-E") by Dimensional Fund Advisors, Inc. ("Dimensional") for the quarter ended September 30, 1996. The Form 13F-E indicates that Dimensional has sole investment discretion with respect to all of the shares, sole voting authority with respect to 441,800 of the shares, and no voting authority with respect to 206,700 of the shares.
(4) Includes shares subject to currently exercisable stock options as follows:
    Mr. Wiener -- 275,700; Mr. Abraham -- 6,000; Mr. Gillease -- 6,000; Mr.
    Holt -- 28,000; Mr. Jacobs -- 23,000; Mr. Mapel -- 8,000; Mr.
    Sherrill -- 11,000; Mr. Thomas -- 2,500; and all directors and executive officers of the Company as a group -- 428,000.
(5) Includes (i) 16,025 shares held by Mr. Blalock's wife, (ii) 100 shares held by Mr. Blalock's daughter, and (iii) 35,400 shares subject to currently exercisable stock options.
(6) Includes (i) 21,919 shares held by Mr. Harmon's wife, (ii) 17,000 shares held in a self-directed individual retirement account, (iii) 500 shares held in trust for the benefit of Mr. Harmon's daughter, with Mr. Blalock as trustee, and (iv) 28,200 shares subject to currently exercisable stock options.
(7) Includes 4,200 shares subject to currently exercisable stock options. Excludes 3,000 shares subject to currently exercisable stock options held by Mr. McCormack's wife, as to which Mr. McCormack disclaims beneficial ownership.
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file certain reports ("Section 16 Reports") with the Securities and Exchange Commission with respect to ownership and changes in ownership of the Common Stock and other equity securities of the Company. Based solely on the Company's review of the Section 16 Reports furnished to the Company and written representations from certain reporting persons, all Section 16(a) requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that (i) Mr. Gillease failed to file a Form 4 for the month of January 1996 to report the open market purchase of 1,000 shares of Common Stock during such month, but such transaction was reported on a timely filed Form 5 for fiscal 1996, and (ii) Mr. Thomas failed to file a Form 3 upon becoming a director of the Company in March 1996, but reported his Form 3 holdings on a timely filed Form 5 for fiscal 1996.
                                       5

                             EXECUTIVE COMPENSATION
     The following table summarizes compensation paid by the Company during fiscal 1994, 1995 and 1996 to the Company's Chairman of the Board, President and Chief Executive Officer and its other executive officers.
                           SUMMARY COMPENSATION TABLE

                                                                                             AWARDS
                                                  ANNUAL COMPENSATION                RESTRICTED   SECURITIES   PAYOUTS
                                                                   OTHER ANNUAL        STOCK      UNDERLYING    LTIP
                             FISCAL                                COMPENSATION       AWARD(S)     OPTIONS/    PAYOUTS
NAME AND PRINCIPAL POSITION   YEAR    SALARY($)   BONUS($)(1)         ($)(2)            ($)        SARS(#)       ($)
Arthur C. Wiener               1996   $ 500,000    $ 233,789         $ 70,137           --         250,000(4)    --
  Chairman of the Board,       1995     500,000       --             --                 --          15,000(5)    --
  President and Chief          1994     475,000      319,583           93,752           --          15,000(6)    --
  Executive Officer
Robert McCormack               1996   $ 232,502    $  63,480         $ 19,044           --          75,000(4)    --
  Executive Vice President     1995     215,000       --             --                 --           8,500(5)    --
  and President -- Woven       1994     202,500       75,750           22,222           --           7,000(6)    --
  Division, Apparel
  Marketing Group
Charles A. Blalock             1996   $ 181,671    $  63,480         $ 19,044           --          75,000(4)    --
  Executive Vice President     1995     161,667       --             --                 --           7,000(5)    --
  of Manufacturing             1994     150,000       75,750           22,222           --           7,000(6)    --
Michael R. Harmon              1996   $ 181,671    $  63,480         $ 19,044           --          75,000(4)    --
  Executive Vice President,    1995     158,333       --             --                 --           7,000(5)    --
  Chief Financial Officer,     1994     143,333       75,750           22,222           --           7,000(6)    --
  Treasurer and Secretary
                              ALL OTHER
                             COMPENSATION
NAME AND PRINCIPAL POSITION     ($)(3)
Arthur C. Wiener                $2,977
  Chairman of the Board,           624
  President and Chief            6,356
  Executive Officer
Robert McCormack                $3,529
  Executive Vice President         337
  and President -- Woven         5,212
  Division, Apparel
  Marketing Group
Charles A. Blalock              $2,325
  Executive Vice President         253
  of Manufacturing               3,861
Michael R. Harmon               $3,450
  Executive Vice President,        248
  Chief Financial Officer,       3,689
  Treasurer and Secretary

(1) Reflects cash bonuses accrued under the Company's Incentive Bonus Plan.
(2) Reflects deferred compensation incentive awards granted for fiscal 1996 and fiscal 1994 under the Company's Deferred Compensation Program, a non-qualified, unfunded plan established in fiscal 1994 by the Company under which certain key executives are awarded deferred compensation. The plan participants will only be vested in the current year award upon the completion of five years of service after the date of the award, upon normal retirement, upon involuntary termination for reasons other than violations of Company policies, theft or misappropriation of the Company's assets or performance of any act which harms the Company, or upon permanent and total disability or death, whichever occurs first. In the event of retirement, involuntary termination for reasons other than as described above, or disability, any unpaid deferred awards will be vested and paid upon the completion of five years after the date of the award. Upon the death of a participant, the Company has the option to either immediately pay the award to the participant's estate or pay the award upon the completion of five years after the date of the award.
(3) Includes the Company's contributions to its Savings and Profit Sharing Plan, a qualified defined contribution plan which covers all full time employees who have completed a certain minimum amount of service. For fiscal 1996, such contributions were as follows: Mr. Wiener -- $2,353; Mr.
    McCormack -- $3,165; Mr. Blalock -- $2,040; and Mr. Harmon -- $3,165. There were no such contributions made in fiscal 1995. Includes life insurance premiums paid by the Company with respect to term life insurance on the life of the named persons, which for fiscal 1996 were as follows: Mr.
    Wiener -- $624; Mr. McCormack -- $364; Mr. Blalock -- $285; and Mr.
    Harmon -- $285.
(4) Reflects options to purchase shares of Common Stock granted to such persons under the Company's Amended and Restated 1989 Stock Option Plan (the "Stock Option Plan") in July 1996 at an exercise price of $10.375 per
                                       6
    share. Such options vest at the rate of 20% of such options when the market price per share of the Common Stock equals or exceeds $15.00, $17.50, $20.00, $22.50 and $25.00.
(5) Reflects options to purchase shares of Common Stock granted to such persons under the Company's Stock Option Plan in November 1994 at an exercise price of $15.00 per share. Such options vest over a five-year period beginning November 2, 1995 at the rate of 20% per year. All of such options were cancelled and terminated in July 1996.
(6) Reflects options to purchase shares of Common Stock granted to such persons under the Company's Stock Option Plan in December 1993 at an exercise price of $11.50 per share. Such options vest over a five-year period beginning December 2, 1994 at the rate of 20% per year.
     The following table sets forth information for each of the persons named in the Summary Compensation Table with respect to stock options granted to such executive officers during fiscal 1996.
                       OPTION GRANTS IN LAST FISCAL YEAR

                              INDIVIDUAL GRANTS
                       NUMBER      PERCENT OF
                         OF          TOTAL
                     SECURITIES     OPTIONS
                     UNDERLYING    GRANTED TO
                      OPTIONS      EMPLOYEES     EXERCISE                  GRANT DATE
                     GRANTED(1)    IN FISCAL      PRICE      EXPIRATION     VALUE(3)
NAME                    (#)           YEAR        ($/SH)        DATE          ($)
Arthur C. Wiener       250,000        51.87%     $ 10.375        (2)        $763,000
Robert McCormack        75,000        15.32%       10.375        (2)         228,000
Charles A. Blalock      75,000        15.32%       10.375        (2)         228,000
Michael R. Harmon       75,000        15.32%       10.375        (2)         228,000

(1) Reflects options to purchase shares of Common Stock granted to such persons under the Company's Stock Option Plan in July 1996. Such options vest at the rate of 20% of such options when the market price per share of the Common Stock equals or exceeds $15.00, $17.50, $20.00, $22.50 and $25.00.
(2) Such options expire on July 10, 2006; provided that, to the extent any portion of such options is not vested on July 10, 2001, such non-vested portion expires on such date.
(3) The grant date value was estimated using a modified Black-Scholes option-pricing model, which in addition to the traditional inputs, takes into consideration the target stock price (or barrier) which must be attained. The following assumptions were incorporated into the model: weighted average risk-free interest rate of 6.57%; expected dividend yield of 0%; expected lives ranging from 2 to 5.5 years; and volatility of 34%.
     The following table sets forth information for each of the persons named in the Summary Compensation Table with respect to the aggregate stock options exercised during the fiscal year ended September 28, 1996, and stock options held as of September 28, 1996.
              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                              NUMBER OF
                                                             SECURITIES             VALUE OF
                                                             UNDERLYING            UNEXERCISED
                                                             UNEXERCISED          IN-THE-MONEY
                                                             OPTIONS AT            OPTIONS AT
                               SHARES                         FY-END(#)           FY-END($)(1)
                             ACQUIRED ON       VALUE        EXERCISABLE/          EXERCISABLE/
NAME                         EXERCISE(#)    REALIZED($)     UNEXERCISABLE         UNEXERCISABLE
Arthur C. Wiener                --            $ --         275,700/256,000      $1,226,025/$537,250
Robert McCormack                --              --            4,200/77,800            4,200/162,175
Charles A. Blalock              10,100           86,632      35,400/77,800          365,184/162,175
Michael R. Harmon               --              --           28,200/77,800          281,880/162,175

(1) Based upon the closing price of the Common Stock of $12.50 on September 28, 1996, less the exercise price.
                                       7

RETIREMENT PLAN
     The Company's Retirement Plan (the "Retirement Plan") covers all full-time employees who have completed at least 1,000 hours of service during a period of 12 consecutive months beginning on such employees' employment commencement date (or the anniversary thereof). The Retirement Plan recognizes credited service with Burlington for membership eligibility and vesting purposes only. Under the terms of the Retirement Plan (prior to its amendment effective April 1, 1992), employees contributed at the rate of 1.5% of the first $6,600 of compensation in a plan year and 3% of compensation in excess of $6,600, up to a compensation limit which was adjusted annually. The Company's contributions, if any, were determined annually on an actuarial basis. An employee's annual pension benefit payable at normal retirement date (the first day of the month following the month in which the employee's 65th birthday occurs) was equal to one-half of the employee's total contribution while a member of the Retirement Plan. Such benefit is payable in equal monthly installments for the life of the employee.
     A reduced pension benefit is payable upon (i) early retirement at or after age 55, (ii) death, (iii) disability, (iv) termination of employment after completing five years of vesting service, or (v) termination due to lack of work. Employees are always vested in their contributions. The normal form of benefit payment is a straight life annuity for unmarried employees and a (reduced) joint and survivor annuity for those who are married. Benefits may also be received at the employee's election in the form of a lump sum payment which is the present value of the employee's accrued benefit.
     Effective as of April 1, 1992, the Retirement Plan was amended to provide that employee contributions are neither required nor permitted. Under the revised plan, the amount of a participant's annual retirement benefits (to be paid in monthly installments) equals the sum of (i) the accrued benefit determined under the formula described above as of March 31, 1992, and (ii) (a) 1% of a participant's average annual compensation paid on and after April 1, 1992, plus (b) 0.5% of a participant's average annual compensation in excess of his or her social security covered compensation, multiplied by his or her years of service completed after March 31, 1992 (not in excess of 35 years). The compensation described in (ii) above was limited to $150,000 in fiscal 1996.
     The estimated annual benefits payable upon retirement at normal retirement age (assuming no increase in present salary levels) to the persons named in the Summary Compensation Table are as follows: Arthur C. Wiener -- $39,668; Robert McCormack -- $52,391; Charles A. Blalock -- $45,871; and Michael R. Harmon -- $44,941.

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
     Effective for fiscal 1994, the Company established a non-qualified, unfunded supplementary retirement plan under which the Company will pay supplemental pension benefits to key executives. The plan is intended to supplement retirement benefits received under the Retirement Plan and from Social Security. The amounts set forth in the table below represent total annual pension benefits received under the Supplemental Executive Retirement Plan, the Retirement Plan and Social Security which are payable monthly upon retirement at age 65 or older for the participant's lifetime. The pension benefits payable under the Supplemental Executive Retirement Plan are based on a straight life annuity and are reduced for both Social Security benefits and the annual benefit payable from the Retirement Plan. A discount of five percent per year is applied for retirement before age 65.

                               PENSION PLAN TABLE

AVERAGE OF FINAL FIVE CONSECUTIVE                                 YEARS OF SERVICE
      YEARS OF COMPENSATION              5           10           15           20           25           30
            $ 200,000                 $17,500     $ 35,000     $ 52,500     $ 70,000     $ 87,500     $105,000
              250,000                  21,875       43,750       65,625       87,500      109,375      131,250
              300,000                  26,250       52,500       78,750      105,000      131,250      157,500
              350,000                  30,625       61,250       91,875      122,500      153,125      183,750
              400,000                  35,000       70,000      105,000      140,000      175,000      210,000
              450,000                  39,375       78,750      118,125      157,500      196,875      236,250
              500,000                  43,750       87,500      131,250      175,000      218,750      262,500
              550,000                  48,125       96,250      144,375      192,500      240,625      288,750
              600,000                  52,500      105,000      157,500      210,000      262,500      315,000
              650,000                  56,875      113,750      170,625      227,500      284,375      341,250
              700,000                  61,250      122,500      183,750      245,000      306,250      367,500
              750,000                  65,625      131,250      196,875      262,500      328,125      393,750
              800,000                  70,000      140,000      210,000      280,000      350,000      420,000
              850,000                  74,375      148,750      223,125      297,500      371,875      446,250
              900,000                  78,750      157,500      236,250      315,000      393,750      472,500
              950,000                  83,125      166,250      249,375      332,500      415,625      498,750

     The average of the final five consecutive years of compensation includes the participant's salary and bonus. The persons named in the Summary Compensation Table have each been credited with approximately nine years of service. The net pension cost for fiscal 1996 was $179,500 for approximately thirty employees currently participating in the Supplemental Executive Retirement Plan.
SEVERANCE PLAN
     Under the Company's Severance Plan, the Company makes payroll severance payments and vacation severance payments to eligible full-time salaried employees who are involuntarily terminated from the Company. The right to receive payroll severance benefits does not vest until termination of employment, as determined by eligibility and benefit schedules in effect on the date of termination, which may be changed by the Company at any time. Vacation severance payments are based upon a person's length of continuous employment with the Company, less vacation taken during the calendar year. If a Company facility is sold as an ongoing business, an employee of such facility remaining employed by the Company until the effective date of such sale is eligible for severance benefits if such employee (i) is not offered employment by the purchaser or successor employer or (ii) refuses an offer of employment in a less than comparable position or for less than a substantially equivalent base salary. Employees who continue to be employed by the successor entity are not eligible for severance benefits.
     As of September 28, 1996, the persons named in the Summary Compensation Table were eligible to receive the following amounts in the event of involuntary termination: Arthur C. Wiener -- $208,333; Robert McCormack -- $81,668; Charles
A. Blalock -- $95,004; and Michael R. Harmon -- $110,838.

COMPENSATION OF DIRECTORS
     Currently, each of the Company's directors who is not an employee of the Company receives a fee of $20,000 per year for serving as a director, plus $1,000 for each Board committee meeting attended (other than for a Board committee meeting held on the same date as a meeting of the Board of Directors), and will be granted annually and at the time such person becomes a director options to purchase 2,000 shares of Common Stock under the Company's Stock Option Plan. Currently, under the Company's Stock Option Plan, each non-employee director of the Company may make an irrevocable election to receive all of such director's annual director's fee in cash, or in lieu of cash, in the form of stock options granted under the Stock Option Plan to purchase up to 2,500 shares of Common Stock. Mr. Thomas made such election for 1996 and on March 18, 1996, Mr. Thomas was granted options to purchase 2,500 shares of Common Stock at an exercise price of $9.625 per share.
     The Company has adopted, subject to stockholder approval, the 1996 Restricted Stock Plan (the "Restricted Stock Plan") and certain amendments to the Company's Stock Option Plan whereby each non-employee director of the Company makes an irrevocable election (i) to receive annually and at the time such person becomes a director either (a) options to purchase up to 2,000 shares of Common Stock granted under the Company's Stock Option Plan or (b) 1,200 shares of Common Stock issued pursuant to the Company's Restricted Stock Plan, and (ii) on or prior to December 1 of each calendar year or at the time such person becomes a director, to receive all of his or her annual director's fee, beginning for the 1997 calendar year, (a) in cash in the amount of $20,000, or (b) in the form of a grant of stock options to purchase up to 2,500 shares of Common Stock under the Company's Stock Option Plan, or (c) in the form of a combination of $10,000 in cash plus an amount of shares of Common Stock issued under the Restricted Stock Plan having an aggregate fair market value on the date of issuance equal to $15,000; PROVIDED, HOWEVER, that in the event any person makes such election at the time he or she becomes a director, such non-employee director shall receive a PRO RATA portion of his or her annual director's fee (whether in cash, stock options granted under the Stock Option Plan or a combination of cash and shares of Common Stock issued under the Restricted Stock Plan) based upon the remaining portion of the calendar year in which such person becomes a director. In contemplation of the adoption by the Company of the Restricted Stock Plan and the foregoing amendments to the Stock Option Plan, each of Messrs. Abraham, Gillease, Holt, Jacobs, Mapel and Sherrill agreed to waive their right to receive options granted under the Stock Option Plan to purchase 2,000 shares of Common Stock on March 18, 1996, and were each issued on December 30, 1996, subject to stockholder approval, 1,200 shares of Common Stock under the Restricted Stock Plan. On March 18, 1996, Mr. Thomas was granted options under the Stock Option Plan to purchase 2,000 shares of Common Stock at an exercise price of $9.625 per share.
     Additional information regarding the proposed Restricted Stock Plan and the proposed amendments to the Stock Option Plan is included herein in the sections entitled "PROPOSAL 2 -- APPROVAL OF 1996 RESTRICTED STOCK PLAN" and "PROPOSAL
3 -- APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED 1989 STOCK OPTION PLAN."
            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     The Compensation Committee of the Board of Directors (the "Committee") is composed of three non-employee directors and has general oversight, review and approval responsibilities with respect to the compensation of the Company's executive officers. The Committee has on occasion engaged an independent consultant to assist it in carrying out its duties, particularly as such duties relate to the structure and competitive positioning of the Company's compensation program.
     The Company's executive compensation program is designed to attract and retain qualified executives with competitive levels of compensation that are related to performance goals and which recognize individual initiative and accomplishments. The principal components of the Company's executive compensation program are fixed compensation in the form of base salary, variable compensation in the form of annual cash incentive bonuses, stock options and awards under the Company's Deferred Compensation Program. The Company does not have employment agreements with any of its executive officers or other employees.
     BASE SALARY. Mr. Wiener, the Company's Chairman of the Board, President and Chief Executive Officer, makes recommendations to the Committee regarding the base salaries of all executive officers. Following the Committee's discussion, review and, if necessary, modification of such recommendations, the base salaries of all executive officers are approved by the Committee. The Committee considers various factors in its review, including the executive officer's job responsibilities and performance, experience and years of service with the Company, the business outlook for the Company and a comparison of base salaries for comparable positions at other textile manufacturing and general industrial companies of approximately the same size based on revenues. The Committee believes that base salaries of executive officers are competitive with respect to such group of companies. Salary adjustments are based on an annual evaluation of the performance of the Company and each executive officer, and take into account any new responsibilities of the executive.
     ANNUAL INCENTIVE BONUS. The Company has an Incentive Bonus Plan (the "Incentive Plan"), pursuant to which incentive cash bonuses are payable annually to executive officers and certain other key employees based upon the amount by which the Company's earnings before interest, taxes, depreciation and amortization ("EBITDA") for each fiscal year exceed established targets and, in some cases, certain specific performance criteria for individual participants. The performance criteria are based upon the Company achieving measurable performance goals in a participant's principal area of responsibility, such as marketing and manufacturing goals. Under the Incentive Plan, a significant portion of each participant's total compensation is at risk and is dependent upon the Company's overall financial performance and such participant's individual accomplishments.
     The Incentive Plan is reviewed annually by the Committee and is thereafter presented, with the Committee's recommendations, to the Company's Board of Directors for its approval. The initial recommendation of targeted EBITDA levels is made at the beginning of each fiscal year by the Chairman of the Board, President and Chief Executive Officer of the Company and, following discussion, review and, at times, modification, is approved by the Committee and the Board of Directors. In addition, the aggregate amount available to be paid under the Incentive Plan is approved by the Committee and the Board of Directors and is increased by specified percentages as the amount the Company's actual EBITDA exceeds the established target level up to a certain prescribed maximum. The Chairman of the Board, President and Chief Executive Officer designates, at the beginning of each fiscal year, the maximum percentage (the "incentive percentage") of the bonus that each participant may receive if the Company's EBITDA equals or exceeds the established target level. In addition, with respect to certain participants, their right to receive a portion of such incentive percentage is dependent upon achieving the performance criteria established for such participants, as described above. Such incentive percentages are reviewed and approved by the Committee. In the event the Company does not achieve the threshold level of EBITDA for the fiscal year, the executive officers of the Company and the other participants in the Incentive Plan, with the exception of the Chairman of the Board, President and Chief Executive Officer, may be awarded a cash amount based on specific performance criteria, as recommended by the Chairman of the Board, President and Chief Executive Officer and approved by the Committee.
     In addition, the Company has a Deferred Compensation Program (the "Deferred Plan"), a non-qualified, unfunded plan under which executive officers and other key executives receive annually a deferred compensation award. Under the Deferred Plan, which was approved by the Company's Board of Directors upon the Committee's recommendations, an aggregate amount available to be awarded annually under the Deferred Plan was established (the "deferred pool"). Each executive is entitled to receive an annual deferred compensation award in an amount equal to 30% of the amount of such executive's incentive cash bonus award under the Incentive Plan for such year. In the event that the aggregate amount of all deferred compensation awards as calculated in accordance with such formula exceeds the amount of the deferred pool, the amount of each executive's deferred compensation award will be reduced PRO RATA so that all such awards do not exceed the amount of the deferred pool. Participants in the Deferred Plan will only be vested in the current year award upon the completion of five years of service after the date of the award, upon normal retirement, upon involuntary termination for reasons other than violations of Company policies, theft or misappropriation of the Company's assets or performance of any act which harms the Company, or upon permanent and total disability or death, whichever occurs first. In the event of retirement, involuntary termination for reasons other than as described above, or disability, any unpaid deferred awards will be vested and paid upon the completion of five years after the date of the award. Upon the death of a participant, the Company has the option to either immediately pay the award to the participant's estate or pay the award upon the completion of five years after the date of the award.
     STOCK OPTIONS. The Committee believes that the significant equity interests in the Company held by the Company's executive officers have served to link the interests of the executives with those of the stockholders. Under the Company's Stock Option Plan, options to purchase shares of Common Stock may be granted to the executive officers of the Company. The Committee believes that the grant of stock options will continue as an important component of the Company's executive compensation program. For a discussion of the stock options granted to executive officers during fiscal 1996, see the section entitled "Report on Repricing of Options" contained in this Compensation Committee Report.

     CHIEF EXECUTIVE OFFICER COMPENSATION. Compensation for Mr. Wiener, the Company's Chairman of the Board, President and Chief Executive Officer, is generally established in accordance with the principles described above. The Committee reviews Mr. Wiener's performance and establishes his base salary considering the various factors described above for executive officers. The amount of Mr. Wiener's annual incentive cash bonus under the Incentive Plan is based upon whether the Company's overall performance meets or exceeds targets established in the Company's business plan which is approved by the Board of Directors at the beginning of each fiscal year. Mr. Wiener's base salary remained the same for fiscal 1996 as compared to fiscal 1995 and increased for fiscal 1995 as compared to fiscal 1994. The amount of his annual incentive cash bonus has fluctuated depending upon the EBITDA levels achieved by the Company.
     REPORT ON REPRICING OF OPTIONS. In July 1996, the Committee approved a new stock option program designed to focus the efforts of the Company's management team and other key employees towards enhancing stockholder value. The intent of this special program is to signal to the Company's executive officers, other members of the management team and other key employees that, while they had performed exceptionally well in the past, the benefits to be derived from the receipt of stock options in the future should be tied to the market price of the Company's Common Stock in order to promote the creation of stockholder value. As a result, the decision was made to grant stock options under the Stock Option Plan, pursuant to the new program, to the executive officers and other members of the Company's management team and its key employees which would vest upon the market price per share of the Company's Common Stock achieving certain levels. The Company's option grants in the past provided for vesting over time. The Committee believes that the grant of stock options under the new program will continue in future years.
     During fiscal 1996, each of the executive officers named in the Summary Compensation Table were granted an amount of stock options under the Stock Option Plan, pursuant to the new program, as provided in the table set forth herein entitled "Option Grants in Last Fiscal Year." Such options were granted in July 1996 at an exercise price of $10.375 per share. Such options vest at the rate of 20% of such options when the market price per share of the Common Stock equals or exceeds $15.00, $17.50, $20.00, $22.50 and $25.00. All such options expire on July 10, 2006; provided that, to the extent any portion of such options is not vested on July 10, 2001, such non-vested portion expires on such date. In determining the size of such grants to executive officers, the Committee recognized that the full benefits to the executive's compensation package could not be realized unless the market price of the Company's Common Stock reached, within five years, levels which were high compared to the price levels at which the Company's Common Stock has traditionally traded. Individual performance was also a factor in determining the size of the grant, while the stockholdings of an executive were not a factor. As a result, the size of the grants made to each executive officer were larger than the grants made to such executive officers in recent years. In light of their size, such grants were made subject to and conditioned upon each executive officer agreeing to the cancellation and termination of stock options granted to such executive officers in November 1994. As a result, stock options to purchase the following amounts of shares, granted in November 1994 at an exercise price of $15.00 per share, were cancelled and terminated simultaneously with the granting of the new stock options to such executives: Mr. Wiener -- 15,000 shares; Mr. McCormack -- 8,500 shares; Mr. Blalock -- 7,000 shares; and Mr. Harmon -- 7,000 shares.
                                       12

     The following table sets forth certain information, since April 30, 1992 (the date on which the Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, as amended), concerning the repricing of options, replacement grants of options or cancellation of options in connection with the grant of new options:
                               OPTION REPRICINGS

                                                       NUMBER
                                                         OF
                                                     SECURITIES                                                    LENGTH OF
                                                     UNDERLYING                                                     ORIGINAL
                                                      OPTIONS     MARKET PRICE OF    EXERCISE PRICE                  OPTION
                                                      REPRICED    STOCK AT TIME OF     AT TIME OF       NEW      TERM REMAINING
                                                         OR         REPRICING OR      REPRICING OR    EXERCISE     AT DATE OF
                                                      AMENDED        AMENDMENT         AMENDMENT       PRICE      REPRICING OR
       NAME AND PRINCIPAL POSITION          DATE        (#)             ($)               ($)           ($)        AMENDMENT
  Arthur C. Wiener                         7/10/96     15,000         $ 10.375           $15.00       $ 10.375    8 yrs 3 mos.
    Chairman of the Board, President and
    Chief Executive Officer
  Robert McCormack                         7/10/96      8,500           10.375            15.00         10.375    8 yrs 3 mos.
     Executive Vice President and
     President -- Woven Division, Apparel
     Marketing Group
  Charles A. Blalock                       7/10/96      7,000           10.375            15.00         10.375    8 yrs 3 mos.
     Executive Vice President of
     Manufacturing
  Michael R. Harmon                        7/10/96      7,000           10.375            15.00         10.375    8 yrs 3 mos.
     Executive Vice President, Chief
     Financial Officer, Treasurer and
     Secretary

                              The Compensation Committee of the Board of
                              Directors
                              Lee Abraham
                              Paul G. Gillease
                              William deR. Holt
                                       13

                             PERFORMANCE COMPARISON
     The following graph compares, from April 30, 1992 (the date on which the Common Stock was registered under Section 12 of the Securities Exchange Act of 1934, as amended), the cumulative total stockholder return on the Common Stock with the cumulative total returns of the S&P 500 Index and a peer group. The graph assumes that the value of the investment in the Common Stock and each index was $100 on April 30, 1992 and that all dividends were reinvested.
     The peer group is comprised of the following domestic textile manufacturers: Burlington Industries, Inc.; Cone Mills Corporation, Inc.; Delta Woodside Industries, Inc.; Dyersburg Corporation; Forstmann & Company, Inc.; Guilford Mills, Inc.; Lida Inc. (which is included in the peer group until August 31, 1995, the date the securities of Lida Inc. ceased trading); Springs Industries, Inc.; and Texfi Industries, Inc. The return of each Company in the peer group has been weighted according to its respective stock market capitalization. Data for the graph were provided by Standard & Poor's Compustat Services, Inc.


(COMPARISON OF CUMULATIVE TOTAL RETURN GRAPH APPEARS HERE)
(Plot Points Are Below)


              APRIL 30, 1992      SEPT. 1992       SEPT. 1993      SEPT. 1994   SEPT. 1995   SETP. 1996
GALEY & LORD      $100.00          $115.00          $111.25         $205.00     $137.50         $128.75
S & P 500         $100.00          $102.12          $115.39         $119.65     $155.24         $186.81
PEER GROUP        $100.00           $93.43           $91.17          $81.79      $86.36          $77.86




                              RELATED TRANSACTIONS
     The law firm of Rosenman & Colin LLP, New York, New York, of which Howard
S. Jacobs, a director of the Company, is a member, has acted as counsel to the Company since March 1994. Legal fees for services rendered by Rosenman & Colin LLP to the Company during the fiscal year ended September 28, 1996 did not exceed 5% of the revenues of such firm for its most recent fiscal year.

              PROPOSAL 2 -- APPROVAL OF 1996 RESTRICTED STOCK PLAN
     On November 12, 1996, the Board of Directors of the Company adopted, subject to the approval of the stockholders of the Company, the Galey & Lord, Inc. 1996 Restricted Stock Plan under which a total of 150,000 shares of Common Stock will be reserved for issuance to non-employee directors of the Company.

     The purpose of the Restricted Stock Plan is to induce non-employee directors to serve as directors of the Company, to encourage ownership of shares in the Company by non-employee directors and to provide additional incentives for non-employee directors to promote the success of the Company's business by aligning their interests with those of the stockholders.
     The stockholders are required to vote on and approve the adoption of the Restricted Stock Plan. The Board of Directors believes that it is in the best interests of the Company and its stockholders to approve the adoption of the Restricted Stock Plan. Assuming a quorum is present, a vote of a majority of the votes cast at the Meeting, in person or by proxy, is required to approve the adoption of the Restricted Stock Plan. Abstentions and broker non-votes are not counted as votes cast. Adoption by the Company of the Restricted Stock Plan is subject to and contingent upon the approval by the stockholders of certain amendments to the Company's Stock Option Plan set forth herein in (b) and (c) of the section entitled "PROPOSAL 3 -- APPROVAL OF AMENDMENTS TO THE AMENDED AND RESTATED 1989 STOCK OPTION PLAN." In the event that such amendments to the Stock Option Plan are not approved by the stockholders, the Restricted Stock Plan will not be adopted by the Company.
DESCRIPTION OF THE RESTRICTED STOCK PLAN
     A total of 150,000 shares of Common Stock will be reserved for issuance under the Restricted Stock Plan. The number of shares so reserved for issuance under the Restricted Stock Plan may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of Common Stock are purchased by the Company and set aside for issuance under the Restricted Stock Plan. In addition, if any shares of Common Stock issued under the Restricted Stock Plan are reacquired by the Company, such shares shall again be available for issuance under the Restricted Stock Plan.
     The Restricted Stock Plan will be administered by a committee (the "Committee") of the Board of Directors of the Company consisting of two or more members of the Board of Directors. The Chief Executive Officer of the Company will also be a member of the Committee, ex officio. The Committee will be appointed annually by the Board of Directors, which may at any time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. In the event that no Committee is appointed, the Board of Directors shall act as the Committee. The Committee will have the authority to interpret the Restricted Stock Plan and to prescribe, amend and rescind rules and regulations relating to the Restricted Stock Plan.
     The Restricted Stock Plan provides that each non-employee director of the Company who has not made an irrevocable election in writing under the Stock Option Plan to receive annually and at the time such person becomes a director options to purchase 2,000 shares of Common Stock, granted under the Company's Stock Option Plan, will automatically be allocated, beginning on December 30, 1996, and on the third trading day following each annual meeting of stockholders thereafter or the date on which such person becomes a director, 1,200 shares of Common Stock under the Restricted Stock Plan, subject to availability thereunder. In contemplation of the adoption by the Company of the Restricted Stock Plan and the amendments to the Stock Option Plan, each of Messrs. Abraham, Gillease, Holt, Jacobs, Mapel and Sherrill agreed to waive their right to receive options granted under the Stock Option Plan on March 18, 1996, and each elected to receive and were each issued on December 30, 1996, subject to stockholder approval of the Restricted Stock Plan, 1,200 shares of Common Stock under the Restricted Stock Plan. In addition, prior to December 1, 1996, each non-employee director of the Company was given the opportunity to make such an irrevocable election with respect to the grant of options under the Stock Option Plan or the issuance of Common Stock under the Restricted Stock Plan after the Meeting for 1997. Messrs. Abraham, Gillease, Holt, Jacobs, Mapel and Sherrill each elected to receive, after the Meeting, 1,200 shares of Common Stock issued pursuant to the Restricted Stock Plan and Mr. Thomas elected to receive, after the Meeting, options to purchase 2,000 shares of Common Stock granted pursuant to the Company's Stock Option Plan.
     The Restricted Stock Plan also provides that each non-employee director of the Company who has not made an irrevocable election in writing to receive all of his or her annual director's fee for such calendar year (i) in cash in the amount of $20,000, or (ii) in the form of a grant, subject to availability under the Stock Option Plan, of stock options to purchase 2,500 shares of Common Stock, will receive his or her annual director's fee in the form of a combination of $10,000 in cash plus he or she will automatically be allocated, on the third trading day following January 1 of each calendar year or at the time such person becomes a director, an amount of shares of Common Stock having an aggregate fair market value on the date of issuance equal to $15,000, subject to availability under the Restricted Stock Plan; PROVIDED, HOWEVER, that in the event that any person makes such election at the time he or she becomes a director, such non-employee director shall receive a PRO RATA portion of his or her annual director's fee (whether in cash, stock options granted under the Stock Option Plan or a combination of cash and shares of Common Stock issued under the Restricted Stock Plan) based upon the remaining portion of the calendar year in which such person becomes a director. Prior to December 1, 1996, each non-employee director of the Company was given the opportunity to make such an irrevocable election with respect to receipt by each such director of his director's fee for the 1997 calendar year. Messrs. Abraham, Holt, Jacobs and Mapel each elected to receive his director's fee in cash in the amount of $20,000, Messrs. Gillease and Sherrill each elected to receive his director's fee in the form of a combination of $10,000 cash plus the issuance of an amount of shares of Common Stock under the Restricted Stock Plan having an aggregate fair market value on the date of issuance equal to $15,000, and Mr. Thomas elected to receive his director's fee in the form of a grant under the Stock Option Plan of stock options to purchase 2,500 shares of Common Stock.
     Each non-employee director of the Company who is allocated shares of Common Stock under the Restricted Stock Plan (the "Restricted Shares"), shall purchase such Restricted Shares from the Company for a purchase price of $.01 per share. Upon issuance of the certificate or certificates for Restricted Shares to a participant, such participant shall thereupon be a stockholder of the Company and shall have the rights of a stockholder with respect to such Restricted Shares, including the right to vote and to receive all dividends and other distributions paid with respect to such Restricted Shares.
     A non-employee director who has been issued Restricted Shares will realize taxable income at the time of such issuance in an amount equal to the fair market value of the shares at that time, less the amount paid for such shares. The Company generally will be entitled to a deduction for Federal income tax purposes in an amount equal to the amount included in income by the participant.
     Each participant receiving Restricted Shares shall enter into a restricted stock agreement pursuant to which, among other things, such participant shall
(i) agree that such Restricted Shares shall be subject to, and shall be held by, such participant in accordance with the Restricted Stock Plan (for at least three years, as discussed below), (ii) represent and warrant to the Company that such participant is acquiring such Restricted Shares for investment purposes for his or her own account (unless there is then current a prospectus relating to the Restricted Shares under Section 10(a) of the Securities Act of 1933, as amended (the "Securities Act") and, in any event, that such participant will not sell or otherwise dispose of such Restricted Shares except in compliance with the Securities Act, and (iii) agree that the Company may place on the certificates representing Restricted Shares such legend or legends as the Company may deem appropriate and that the Company may place a stop transfer order with respect to such Restricted Shares with the Company's transfer agent for the Common Stock.
     Restricted Shares allocated to a non-employee director of the Company under the Restricted Stock Plan may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of for a period of three years from the date of the restricted stock agreement entered into with respect thereto. In addition, if the participant to whom Restricted Shares have been allocated leaves the service of the Company by reason of such participant's discharge for cause (as defined in the Restricted Stock Plan) prior to the end of such three-year period, such participant shall be obligated to redeliver such Restricted Shares to the Company immediately and the Company shall pay to such participant, in redemption of such Restricted Shares, an amount equal to the price paid by the participant for such Restricted Shares. If such participant leaves the service of the Company for any reason other than such participant's discharge for cause prior to the termination of such three-year period, such participant (or, in the event of such participant's death, the executors or administrators of his or her estate) shall retain the Restricted Shares and all of his or her rights with respect thereto. The Committee may, in its discretion, cause any of the foregoing restrictions with respect to Restricted Shares to terminate, in whole or in part, prior to the time when they would otherwise terminate.
     The Restricted Stock Plan provides for adjustment to the Restricted Shares then subject to any restricted stock agreement and the number of shares of Common Stock reserved for issuance, but not yet issued, under the

Restricted Stock Plan upon the occurrence of certain events, including stock dividends, stock splits, reorganizations, recapitalizations, combinations, sale of assets, merger or consolidation or similar changes or transactions of or by the Company. No such adjustment shall require the Company to deliver a fractional share under the Restricted Stock Plan.

     The Restricted Stock Plan expires on November 11, 2006, unless terminated earlier by the Board of Directors; PROVIDED, HOWEVER, that any such termination shall not, without the consent of the participants to whom any Restricted Shares shall have been allocated, adversely affect the rights or obligations of such participants with respect to such Restricted Shares. The Restricted Stock Plan may be amended from time to time by the Board of Directors, except that no amendment of the Restricted Stock Plan may, without the consent of the participants to whom any Restricted Shares shall have been allocated, adversely affect the rights or obligations of such participants with respect to such Restricted Shares.
     On December 30, 1996, the closing price of a share of Common Stock on the New York Stock Exchange was $15.00.
     The following table indicates the number of shares of Common Stock that could be received in fiscal 1997 under the Restricted Stock Plan:
                               NEW PLAN BENEFITS
                           1996 RESTRICTED STOCK PLAN

NAME AND POSITION                  NUMBER OF SHARES
Executive Officers                     0
  Named in Summary
  Compensation Table
Executive Group                        0
Non-Executive Director Group      14,400 (1)(2)(3)
Non-Executive Officer                  0
  Employee Group

(1) On December 30, 1996, Messrs. Abraham, Gillease, Holt, Jacobs, Mapel and Sherrill each received, subject to stockholder approval of the Restricted Stock Plan, 1,200 shares of Common Stock under the Restricted Stock Plan. The closing price of a share of Common Stock on the New York Stock Exchange on December 30, 1996 was $15.00.
(2) On January 6, 1997, Messrs. Gillease and Sherrill each received, subject to stockholder approval of the Restricted Stock Plan, an amount of shares of Common Stock under the Restricted Stock Plan having a market value on such date equal to $15,000. The amount of such shares was not determinable as of the date of the printing of this Proxy Statement.
(3) Following the Meeting, Messrs. Abraham, Gillease, Holt, Jacobs, Mapel and Sherrill will each receive, subject to stockholder approval of the Restricted Stock Plan, 1,200 shares of Common Stock under the Restricted Stock Plan.

              PROPOSAL 3 -- APPROVAL OF AMENDMENTS TO THE AMENDED
                      AND RESTATED 1989 STOCK OPTION PLAN
AMENDMENTS
     In November 1996, the Board of Directors of the Company adopted, subject to the approval of the stockholders, the following three amendments to the Company's Amended and Restated 1989 Stock Option Plan:
          (a) An increase in the number of shares of Common Stock available under the Stock Option Plan by an aggregate of 250,000 shares of Common Stock;
          (b) To provide that each non-employee director of the Company make, on or prior to December 1 for the subsequent year, an irrevocable election in writing to receive annually and at the time such person becomes a director either (i) options to purchase 2,000 shares of Common Stock, or (ii) 1,200 shares of Common Stock issued pursuant to the Company's Restricted Stock Plan. Such options will become exercisable one year after the date of the grant at an exercise price per share equal to the fair market value of a share of Common Stock on the date of the grant. Prior to December 1996, each non-employee director of the Company was given the opportunity to make such an irrevocable election. Messrs. Abraham, Gillease, Holt, Jacobs, Mapel and Sherrill each elected to receive, after the Meeting, 1,200 shares of Common Stock issued pursuant to the Company's Restricted Stock Plan and Mr. Thomas elected to receive, after the Meeting, options to purchase 2,000 shares of Common Stock; and
          (c) To provide that each non-employee director of the Company make, on or prior to December 1 for the subsequent calendar year or at the time such person becomes a director, an irrevocable election in writing to receive all of his or her annual director's fee for such calendar year (i) in cash in the amount of $20,000, or (ii) in the form of a grant, subject to availability under the Stock Option Plan, of stock options to purchase 2,500 shares of Common Stock, or (iii) in the form of a combination of $10,000 in cash plus the issuance of an amount of shares of Common Stock under the Restricted Stock Plan having an aggregate fair market value on the date of issuance equal to $15,000; PROVIDED, HOWEVER, that in the event that any person makes such election at the time he or she becomes a director, such non-employee director shall receive a PRO RATA portion of his or her annual director's fee (whether in cash, stock options granted under the Stock Option Plan or a combination of cash and shares of Common Stock issued under the Restricted Stock Plan) based upon the remaining portion of the calendar year in which such person becomes a director. All such options will become exercisable one year after the date of the grant at an exercise price per share equal to the fair market value of a share of Common Stock on the date of the grant. Prior to December 1996, each non-employee director of the Company was given the opportunity to make such an irrevocable election with respect to receipt by each such director of his director's fee for the 1997 calendar year. Messrs. Abraham, Holt, Jacobs and Mapel each elected to receive his director's fee in cash in the amount of $20,000, Messrs. Gillease and Sherrill each elected to receive his director's fee in the form of a combination of $10,000 cash plus the issuance of an amount of shares of Common Stock under the Restricted Stock Plan having an aggregate fair market value on the date of issuance equal to $15,000, and Mr. Thomas elected to receive his director's fee in the form of a grant of stock options to purchase 2,500 shares of Common Stock.
     The Stock Option Plan provides for the grant of stock options and stock appreciation rights and currently covers up to an aggregate of 1,600,000 shares of Common Stock. As of December 20, 1996, options to purchase 1,131,640 shares of Common Stock were outstanding under the Stock Option Plan. Under the Stock Option Plan as currently in effect, there are no shares of Common Stock available for future grant of stock options and, as of December 20, 1996, options to purchase an additional 66,170 shares of Common Stock have been issued, subject to stockholder approval of the amendment to the Stock Option Plan increasing the number of shares of Common Stock available thereunder. As of such date, 58 persons participated in the Stock Option Plan.
     The principal purposes of the proposed amendments to the Stock Option Plan are to enable the Company to continue to attract and retain the services of directors, officers, key employees and consultants for the benefit of the Company, thereby providing increased incentive for such directors, officers, key employees and consultants to render services to the Company in the future and to exert maximum effort for the success of the Company. In addition, under the Stock Option Plan as currently in effect, there are no shares of Common Stock available for future grant of stock options.

     The stockholders are required to vote on and approve each of the proposed amendments to the Stock Option Plan separately. Approval of any one of the proposed amendments is not required for the adoption of any of the other proposed amendments, although adoption of the proposed amendments set forth in
(b) and (c) above are subject to and contingent upon the approval by the stockholders of the Restricted Stock Plan. In the event that the Restricted Stock Plan is not approved by the stockholders, the proposed amendments to the Stock Option Plan set forth in (b) and (c) above will not be adopted by the Company. Additional information regarding the proposed Restricted Stock Plan is included herein in the section entitled "PROPOSAL 2 -- APPROVAL OF 1996 RESTRICTED STOCK PLAN."
     The Board of Directors believes that it is in the best interest of the Company and its stockholders to approve each of the proposed amendments to the Stock Option Plan. Assuming a quorum is present, a vote of a majority of the votes cast at the Meeting, in person or by proxy, is required to approve each of the proposed amendments to the Stock Option Plan. With respect to each proposed amendment, abstentions and broker non-votes are not counted as votes cast.

DESCRIPTION OF THE STOCK OPTION PLAN
     In April 1989, the Company's Board of Directors adopted the 1989 Stock Option Plan, which was approved by the Company's stockholders. In February 1992, the Board of Directors adopted the Amended and Restated 1989 Stock Option Plan which was approved by the Company's stockholders and in February 1994 and February 1995 the Stock Option Plan was further amended by the Board of Directors and approved by the stockholders. The purpose of the Stock Option Plan is to secure for the Company and its stockholders the benefits arising from stock ownership by elected officers, directors, consultants and key employees of the Company and its subsidiaries. The Stock Option Plan is administered by the non-employee members of the Board of Directors. Under the Stock Option Plan, options to purchase shares of Common Stock may be granted to officers, consultants and key employees of the Company and its subsidiaries at the discretion of such members of the Board of Directors. In addition, such members of the Board of Directors determine the number of options to be granted to such persons, the exercise price applicable to each such option, the times when such options shall become exercisable and the duration of the exercise periods. The non-employee members of the Board of Directors also have the authority to generally interpret the Stock Option Plan. Stock options granted under the Stock Option Plan may be either incentive stock options or nonqualified stock options, except that incentive stock options may not be granted to consultants or directors who are not also employees.
     As currently in effect, the Stock Option Plan provides that each director of the Company (other than those who are employees of the Company) shall be automatically granted annually and at the time such person becomes a director options to purchase 2,000 shares of Common Stock. Such options become exercisable one year after the date of the grant at an exercise price per share equal to the fair market value of a share of Common Stock on the date of the grant. As proposed to be amended, the Stock Option Plan would provide that each non-employee director of the Company make, on or prior to December 1 for the subsequent year, an irrevocable election in writing to receive annually and at the time such person becomes a director either (i) options to purchase 2,000 shares of Common Stock, or (ii) 1,200 shares of Common Stock issued pursuant to the Company's Restricted Stock Plan. Such options would become exercisable one year after the date of the grant at an exercise price per share equal to the fair market value of a share of Common Stock on the date of the grant.
     In addition, as currently in effect, the Stock Option Plan provides that each non-employee director of the Company may make, on each July 1 for the subsequent calendar year, an irrevocable election in writing to receive all of his or her annual director's fee for such calendar year in cash, or in lieu of cash, in the form of a grant, subject to availability under the Stock Option Plan, of stock options to purchase 2,500 shares of Common Stock. Such options become exercisable one year after the date of the grant at an exercise price per share equal to the fair market value of a share of Common Stock on the date of the grant. As proposed to be amended, the Stock Option Plan would provide that each non-employee director of the Company make, on or prior to December 1 for the subsequent calendar year or at the time such person becomes a director, an irrevocable election in writing to receive all of his or her annual director's fee for such calendar year (i) in cash in the amount of $20,000, or (ii) in the form of a grant, subject to availability under the Stock Option Plan, of stock options to purchase 2,500 shares of Common Stock, or (iii) in the form of a combination of $10,000 in cash plus the issuance of an amount of shares of Common Stock under the Restricted Stock Plan having an aggregate fair market value on the date of issuance equal to $15,000; PROVIDED, HOWEVER, that in the event that any person makes such election at the time he or she becomes a director, such non-employee director shall receive a PRO RATA portion of his or her annual director's fee (whether in cash, stock options granted under the Stock Option Plan or a combination of cash and shares of Common Stock issued under the Restricted Stock Plan) based upon the remaining portion of the calendar year in which such person becomes a director. All such options would become exercisable one year after the date of the grant at an exercise price per share equal to the fair market value of a share of Common Stock on the date of the grant.
     Options granted under the Stock Option Plan are nontransferable other than by will or the laws of descent and distribution, and may be exercised during the optionholder's lifetime only by such optionholder while an employee, a consultant or a director, subject to certain rights of exercise after termination or discharge. Each option granted will have a term specified in the option agreement, but all options will expire no later than ten years from the date of grant (five years in the case of options granted to an employee who is a greater than 10% beneficial owner of the Company's shares). As currently in effect, the Stock Option Plan provides that if an optionholder ceases to be an employee, a consultant or a director (for any reason other than death), the optionholder may exercise his option within a period of three months to five years following termination or discharge to the extent the option was exercisable at the time of termination or discharge. In addition, an option may be exercisable for a period of three months to three years after the optionholder's death (to the extent the option was exercisable on said date). Options are exercisable (other than options automatically granted to non-employee directors) at such time or times or in such installments on a cumulative basis and upon such conditions as the non-employee members of the Board of Directors determine at the time of the grant. The number of options that may be granted to an executive officer during any three-year period may not exceed options to purchase an aggregate of 400,000 shares of Common Stock.
     In the case of incentive stock options, the exercise price must be at least equal to the fair market value of the Common Stock on the date the option is granted (110% of fair market value in the case of an employee who is a greater than 10% beneficial owner of the Company's shares). The exercise price of a nonqualified option may not be less than the fair market value of the Common Stock on the date the option is granted. Upon exercise of any option, the purchase price must be paid in full in cash. The aggregate fair market value (determined at the time the options are granted) of the shares covered by incentive stock options granted to any employee under the Stock Option Plan which may become exercisable for the first time in any one calendar year may not exceed $100,000. If provided under an option agreement, an optionee may, in addition to exercising his option to purchase shares of Common Stock, exercise a stock appreciation right and receive a cash amount equal to the excess of the fair market value per share of Common Stock at the time of the exercise over the exercise price per share, multiplied by the number of shares of Common Stock with respect to which the stock appreciation right is exercised. An optionholder's right to purchase shares of Common Stock is reduced, share for share, by the number of shares with respect to which the stock appreciation right is exercised.
     The Stock Option Plan expires in February 1999, unless terminated earlier by the Board of Directors; PROVIDED, HOWEVER, that any such termination shall not affect any options then outstanding under the Stock Option Plan. The Stock Option Plan may be amended from time to time by the Board of Directors, except that (i) the Board of Directors may not, without the approval of the stockholders, increase the total number of shares covered by the Stock Option Plan, and (ii) the provisions of the Stock Option Plan relating to the automatic grant of options to non-employee directors may not be amended more than one time in any six-month period, other than to comply with changes in certain laws and regulations.
     The Stock Option Plan provides for adjustment to the shares available for issuance thereunder upon the occurrence of certain events, including stock dividends, stock splits, reorganizations, recapitalizations or similar changes or transactions of or by the Company.
     Approximately 45 employees (including the four executive officers named in the Summary Compensation Table) and seven non-employee directors are currently eligible to receive options or stock appreciation rights under the Stock Option Plan. During the 1996 fiscal year (i) options to purchase an aggregate of 475,000 shares of Common Stock were granted under the Stock Option Plan to the Company's executive officers named in the Summary Compensation Table in the amounts as set forth in the table herein entitled "Option Grants in Last Fiscal Year," (ii) each of Messrs. Abraham, Gillease, Holt, Jacobs, Mapel and Sherrill agreed to waive the right to receive an automatic grant of options under the Stock Option Plan to purchase 2,000 shares of Common Stock, (iii) Mr. Thomas was automatically granted options under the Stock Option Plan to purchase 2,000 shares of Common Stock at an exercise price of $9.625 per share, (iv) Mr. Thomas was automatically granted options under the Stock Option Plan to purchase 2,500 shares of Common Stock at an exercise price of $9.625 per share, and
                                       20

(v) options to purchase an aggregate of 10,000 shares of Common Stock at an average exercise price of $10.31 per share were granted under the Stock Option Plan to all employees as a group (other than executive officers).
FEDERAL INCOME TAX CONSEQUENCES
     There are no federal income tax consequences to the optionholder by reason of the grant of incentive stock options under the Stock Option Plan. With respect to nonqualified stock options, under Treasury Department regulations, an optionholder will recognize no income at the time an option is granted under the Stock Option Plan since, under such regulations, the options have no readily ascertainable fair market value at the time of their issue. The exercise of incentive stock options is not a taxable event for regular federal income tax purposes. However, such exercise may give rise to an alternative minimum tax liability. Except in the case of a disqualifying disposition (see below), the subsequent sale of shares following the exercise of an incentive stock option will generally result in capital gain or loss.
     Upon the exercise of a nonqualified option, the optionholder will generally recognize ordinary income in an amount equal to the excess of the fair market value of the shares of Common Stock at the time of exercise over the amount paid as the exercise price. The ordinary income in connection with the exercise by an optionee who is an employee of a nonqualified option will be subject to both wage and employment tax withholding.
     The optionholder's tax basis in the shares acquired pursuant to the exercise of the nonqualified option will be the amount paid upon exercise plus the amount of ordinary income recognized by the optionholder as a result of the exercise of the nonqualified option. Any gain or loss on a subsequent sale of the Common Stock will generally be either long- or short-term capital gain or loss, depending upon the optionholder's holding period for the stock.
     A disqualifying disposition occurs if the optionholder disposes of shares of Common Stock acquired upon exercise of an incentive stock option (other than in certain tax-free transactions) within two years from the date on which the option is granted or within one year after the transfer of the shares to the optionholder upon his exercise. At the time of disposition the optionholder will generally recognize ordinary income equal to the excess of such shares' fair market value either on the date of exercise or the date of disposition, whichever is lower, over the optionholder's adjusted basis in such shares, with additional gain, if any, taxed as capital gain.
     There are no federal income tax consequences to the Company by reason of the grant of incentive options or nonqualified options or the exercise of incentive options.
     Subject to the usual rules as to reasonableness of compensation, at the time the optionholder recognizes ordinary income from the exercise of a nonqualified option, the Company will be entitled to a federal income tax deduction in the amount of the ordinary income so recognized. To the extent the optionholder recognizes ordinary income by reason of a disqualifying disposition of the Common Stock acquired upon exercise of incentive options, the Company will be entitled to a corresponding deduction in the year in which the disposition occurs.
     The Company will be required to report to the Internal Revenue Service any ordinary income recognized by an optionee by reason of the exercise of a nonqualified option or a disqualifying disposition of stock acquired upon exercise of an incentive option, if such information is available to the Company. The Company, in the case of nonqualified options granted to employees, will be required to withhold income and employment taxes (and pay the employer's shares of employment taxes) with respect to such ordinary income. On the ordinary income realized on a disqualifying disposition, withholding of income and payroll taxes by the Company will not be required.
     The foregoing discussion is not a complete description for all persons in all situations of the federal income tax aspects with respect to the grant and exercise of options under the Stock Option Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, the foregoing discussion does not address state or local tax consequences.

        PROPOSAL 4 -- RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS
     The Board of Directors, upon the recommendation of its Audit Committee, has selected Ernst & Young LLP as independent auditors to audit and report upon the consolidated financial statements of the Company for the 1997 fiscal year and is submitting this matter to the stockholders for their ratification. Ernst & Young LLP served as the Company's independent auditors in fiscal 1996 and in prior years. Assuming a quorum is present, a vote of a majority of the votes cast at the Meeting, in person or by proxy, is required for the ratification of the selection of Ernst & Young LLP. Abstentions and broker non-votes are not counted as votes cast. If stockholders do not ratify the selection of Ernst
& Young LLP, the Board of Directors will consider other independent auditors. Representatives of the firm of Ernst & Young LLP will be present at the Meeting to make a statement if they desire to do so and to be available to respond to appropriate questions that may be asked by stockholders.
                                 ANNUAL REPORT
     All stockholders of record as of December 20, 1996 are concurrently being sent a copy of the Company's Annual Report for the fiscal year ended September 28, 1996 which contains audited financial statements of the Company for the fiscal years ended October 1, 1994, September 30, 1995 and September 28, 1996.
                             STOCKHOLDER PROPOSALS
     Stockholder proposals must be received by September 9, 1997 in order to be considered for inclusion in proxy materials distributed in connection with the next annual meeting of stockholders.
                                 MISCELLANEOUS
     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any other matter to be brought before the Meeting. However, if any other matters not mentioned in the Proxy Statement are brought before the Meeting or any adjournments thereof, the persons named in the enclosed Proxy or their substitutes will have discretionary authority to vote proxies given in said form or otherwise act, in respect of such matters, in accordance with their best judgment.
     All of the costs and expenses in connection with the solicitation of proxies with respect to the matters described herein will be borne by the Company. In addition to solicitation of proxies by use of the mails, directors, officers and employees (who will receive no compensation therefor in addition to their regular remuneration) of the Company may solicit the return of proxies by telephone, telegram or personal interview. The Company will request banks, brokerage houses and other custodians, nominees and fiduciaries to forward copies of the proxy materials to their principals and to request instructions for voting the proxies. The Company may reimburse such banks, brokerage houses and other custodians, nominees and fiduciaries for their expenses in connection therewith.
     THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH BENEFICIAL OWNER OF COMMON STOCK ON THE RECORD DATE, ON THE WRITTEN REQUEST OF ANY SUCH PERSON, A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED SEPTEMBER 28, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. ANY SUCH REQUEST SHOULD BE MADE IN WRITING TO MICHAEL R. HARMON, SECRETARY, GALEY & LORD, INC., P.O. BOX 35528, GREENSBORO, NORTH CAROLINA 27425.
     It is important that proxies be returned promptly. Stockholders are, therefore, urged to fill in, date, sign and return the Proxy immediately. No postage need be affixed if mailed in the enclosed envelope in the United States.
                                   By order of the Board of Directors
                                   (Signature of Michael R. Harmon Appears Here)

                                   MICHAEL R. HARMON
                                   SECRETARY
January 7, 1997
                                       22

                               GALEY & LORD, INC.

                           1996 RESTRICTED STOCK PLAN
                 (As Adopted Effective as of November 12, 1996)


         1. Purpose. The purpose of the Galey & Lord, Inc., 1996 Restricted Stock Plan (the "Plan") is to induce certain non-employee directors to continue to serve as directors of Galey & Lord, Inc. (the "Corporation"), to encourage ownership of shares in the Corporation by such non-employee directors and to provide additional incentive for such directors to promote the success of the Corporation's business.
         2. Effective Date of the Plan. The Plan became effective on November 12, 1996, by action of the Board of Directors (the
"Board") subject to approval by the stockholders of the Corporation.
         3. Stock Subject to Plan. 150,000 of the authorized but unissued shares of the common stock, $.01 par value, of the Corporation (the "Common Stock") are hereby reserved for issuance under the Plan; provided, however, that the number of shares so reserved may from time to time be reduced to the extent that a corresponding number of issued and outstanding shares of the Common Stock are purchased by the Corporation and set aside for issuance under the Plan. If any shares of the Common Stock issued under the Plan ("Restricted Shares") are reacquired by the Corporation as provided in Section 9, such shares shall again be available for the purposes of the Plan.

         4. Committee. The committee (the "Committee") shall consist of two or more members of the Board. The Chief Executive Officer of the Corporation shall also be a member of the Committee, ex-officio, whether or not he or she is otherwise a member of the Committee. The Committee shall be appointed annually by the Board, which may at any time and from time to time remove any members of the Committee, with or without cause, appoint additional members to the Committee and fill vacancies, however caused, in the Committee. In the event that no Committee shall have been appointed, the Board shall act as the Committee. A majority of the members of the Committee shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called and held. Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully effective as if it had been made at a meeting duly called and held.
         5. Administration. Subject to the provisions of the Plan, the Committee shall have authority to interpret the Plan and to prescribe, amend and rescind rules and regulations relating to it. Any determination by the Committee in carrying out, administering or construing the Plan shall be final and binding for all purposes and upon all interested persons and their heirs, successors and personal representatives.

         6. Eligibility. An allocation of Restricted Shares may only be made to persons who are directors of the Corporation and who are not common law employees of the Corporation.

         7. Grants of Restricted Shares. A. On December 30, 1996 and continuing annually thereafter on the third Trading Day after the date of the Annual Meeting of stockholders of the Corporation, through and including the Annual Meeting of stockholders of the Corporation held in 2005, and on the third Trading Day after the date on which each person described below first becomes a director (if such date is a date other than the Annual Meeting of Stockholders of the Corporation), each person who (a) is serving as a director of the Corporation on the date of grant, (b) is not a common law employee of the Corporation and (c) has filed an election with the Corporation (at such time and in such manner as may be prescribed by the Corporation) to receive an allocation of Restricted Shares for the current year in lieu of an option under the Amended and Restated 1989 Stock Option Plan of Galey & Lord, Inc. (or any other stock option plan subsequently adopted by the Corporation), shall automatically be allocated 1,200 Restricted Shares, subject to availability under the Plan.

         B. On the third Trading Day after January 1, 1997 and on the third Trading Day after each January 1 thereafter, through and including January 1, 2006, and at the time each person described below first becomes a director, each person who (a) is serving as a director of the Corporation on such date, (b) is not a common law employee of the Corporation on such date and (c) filed an election with the Corporation on or prior to the preceding December 1, or at the time a person first became a director (at such time and in such manner as may be prescribed by the Corporation) to receive all of his or her annual director's fee for the subsequent calendar year (or, for the remainder of the current calendar year, in the case of a person who first becomes a director during such calendar year) in the form of a combination of cash and Restricted Shares in lieu of (i) cash or (ii) a grant of options under the Amended and Restated 1989 Stock Option Plan of Galey & Lord, Inc. (or any other stock option plan subsequently adopted by the Corporation), shall be paid for such subsequent calendar year (or, for the remainder of the current calendar year, in the case of a person who first becomes a director during such calendar year) in the form of a combination of ten thousand dollars ($10,000) of cash and an allocation, subject to availability under the Plan, of the number of Restricted Shares derived by dividing fifteen thousand (15,000) by the Fair Market Value per Share of the Common Stock on the third Trading Day after January 1 of such subsequent calendar year (or the third Trading Day after the date on which such person first becomes a director, as the case may be), rounded to the next highest share. Notwithstanding the foregoing provisions of this Section 7B, the amount of the annual directors' fee to be paid (whether in the form of cash, stock options or a combination of cash and Restricted Shares) with respect to a calendar year to a director who first becomes a director during such calendar year shall be reduced to an amount calculated by multiplying the amount to which a director otherwise would be payable pursuant to the foregoing provisions of this
Section 7B (whether in the form of cash, stock options or a combination of cash and Restricted Shares) by a fraction, the numerator of which is the number of calendar days remaining in such calendar year measured from the date on which such person first becomes a director and the denominator of which is three hundred sixty-five (365).
         8. Purchase Price. Each person who shall be allocated Restricted Shares hereunder shall purchase the same from the Corporation at and for a purchase price of $.01 a share. Failure by a Participant to purchase and pay for all of the Restricted Shares allocated to him or her within thirty days after he or she shall have been given written notice of such allocation shall result in a cancellation of such allocation and he or she shall no longer have the right to purchase the same hereunder.
         9. Restricted Shares. A. Except as otherwise provided in this Section, the Restricted Shares allocated to a Participant may not be sold, assigned, transferred or otherwise disposed of, and may not be pledged or hypothecated. The Stock Restrictions shall terminate on the third anniversary of the date of his or her Restricted Stock Agreement (as such term is defined in paragraph E. of this Section 9).
         B.       In addition, if the Participant to whom Restricted
Shares have been allocated as of any Allocation Date leaves the service of the Corporation and its subsidiaries by reason of his or her Discharge for Cause prior to the termination of the Stock Restrictions with respect to the Restricted Shares allocated to such Participant as of such Allocation Date, he or she shall be obligated to redeliver such Restricted Shares to the Corporation immediately and the Corporation shall pay to him or her, in redemption of such shares, an amount equal to the price paid by the Participant for such Restricted Shares.
         C. If the Participant to whom Restricted Shares have been allocated as of any Allocation Date leaves the service of the Corporation and its subsidiaries for any reason other than his or her Discharge for Cause prior to the termination of the Stock Restrictions with respect to the Restricted Shares allocated to such Participant as of such Allocation Date, such Participant (or, in the event of his or her death, the executors or administrators of his or her estate) shall retain all of his or her rights with respect to such Restricted Shares; provided, however, that such Restricted Shares shall remain subject to the terms of the Plan and of such Participant's Restricted Stock Agreement.
         D. Upon issuance of the certificate or certificates for the Restricted Shares in the name of a Participant, the Participant shall thereupon be a stockholder with respect to all the Restricted Shares represented by such certificate or certificates and shall have the rights of a stockholder with respect to such Restricted Shares, including the right to vote such Restricted Shares and to receive all dividends and other distributions paid with respect to such Restricted Shares.
         E. Each Participant receiving Restricted Shares shall (a) agree that such Restricted Shares shall be subject to, and shall be held by him or her in accordance with all of the applicable terms and provisions of, the Plan, (b) represent and warrant to the Corporation that he or she is acquiring such Restricted Shares for investment for his or her own account (unless there is then current a prospectus relating to the Restricted Shares under Section 10(a) of the Securities Act of 1933, as amended) and, in any event, that he or she will not sell or otherwise dispose of said shares except in compliance with the Securities Act of 1933, as amended, and (c) agree that the Corporation may place on the certificates representing the Restricted Shares or new or additional or different shares or securities distributed with respect to the Restricted Shares such legend or legends as the Corporation may deem appropriate and that the Corporation may place a stop transfer order with respect to such Restricted Shares with the Transfer Agent(s) for the Common Stock. The foregoing agreement, representation and warranty shall be contained in an agreement in writing ("Restricted Stock Agreement") which shall be delivered by the Participant to the Corporation. The Committee shall adopt, from time to time, such rules with respect to the return of executed Restricted Stock Agreements as it deems appropriate and failure by a Participant to comply with such rules shall terminate the allocation of such Restricted Shares to such Participant.
         10. Adjustment of Number of Shares. A. In the event that a dividend shall be declared upon the Common Stock payable in shares of the Common Stock, the number of shares of the Common Stock then subject to any Restricted Stock Agreement and the number of shares of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet issued shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such shares had been outstanding on the date fixed for determining the stockholders entitled to receive such stock dividend. In the event that the outstanding shares of the Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Corporation or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, sale of assets, merger or consolidation in which the Corporation is the surviving corporation, then, there shall be substituted for each share of the Common Stock then subject to a Restricted Stock Agreement and for each share of the Common Stock reserved for issuance in accordance with the provisions of the Plan but not yet issued, the number and kind of shares of stock or other securities into which each outstanding share of the Common Stock shall be so changed or for which each such share shall be exchanged.

         B. In the event that there shall be any change, other than as specified in this Section 10, in the number or kind of outstanding shares of the Common Stock, or of any stock or other securities into which the Common Stock shall have been changed, or for which it shall have been exchanged, then, if the
Committee shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares then subject to a Restricted Stock Agreement and the number or kind of shares reserved for issuance in accordance with the provisions of the Plan but not yet issued, such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan and of each Restricted Stock Agreement entered into in accordance with the provisions of the Plan.
         C.       No adjustment or substitution provided for in this
Section 10 shall require the Corporation to deliver a fractional share under the Plan or any Restricted Stock Agreement.
         11. Withholding and Waivers. In the event of the death of a Participant, an additional condition to the Corporation's obligation to release Restricted Shares to the executors or administrators of such Participant's estate and to release the Stock Restrictions provided hereunder on any Restricted Shares owned by such Participant as provided in Section 9 shall be the delivery to the Corporation of such tax waivers, letters testamentary and other documents as the Committee may reasonably determine.

         12. Definitions. For the purposes hereof:

         A. The term "Allocation Date" shall mean the date as of which a Participant shall have received a grant of Restricted Shares.

         B. The term "Discharge for Cause" shall mean the termination of a Participant's service as a director of the Corporation by reason of (i) the commission by such Participant of any act or omission that would constitute a crime under federal, state or equivalent foreign law, (ii) the commission by such Participant of any act of moral turpitude, (iii) fraud, dishonesty or other acts or omissions that result in a breach of any fiduciary or other material duty to the Corporation or (iv) continued alcohol or other substance abuse that renders such Participant incapable of performing his or her material duties to the satisfaction of the Corporation.

         C. The term "Fair Market Value per Share " shall mean the last reported sale price for Common Stock (regular way) or, in case no such reported sale takes place on such Trading Day, the average of the closing bid and asked prices (regular way) for the Common Stock for such Trading Day, in either case on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or if the Common Stock is not listed or admitted to trading on any national securities exchange, but is traded in the over-the-counter market, the closing sale price of the Common Stock or, if no sale is publicly reported, the average of the closing bid and asked quotations for the Common Stock, as reported by the National Association of Securities Dealers Automated Quotation System ("Nasdaq") or any comparable system or, if the Common Stock is not listed on Nasdaq or a comparable system, the closing sale price of the Common Stock, or, if no sale is publicly reported, the average of the closing bid and asked prices, as furnished by two members of the National Association of Securities Dealers, Inc. who make a market in the Common Stock selected from time to time by the Corporation for that purpose. In addition, for purposes of this definition and as otherwise used in the Plan, "Trading Day" shall mean, if the Common Stock is listed on any national securities exchange, a business day during which such exchange was open for trading and at least one trade of Common Stock was effected on such exchange on such business day, or, if the Common Stock is not listed on any national securities exchange but is traded in the over-the-counter market, a business day during which the over-the-counter market was open for trading and at least one "eligible dealer" quoted both a bid and asked price for the Common Stock. An "eligible dealer" for any day shall include any broker-dealer who quoted both a bid and asked price for such day, but shall not include any broker-dealer who quoted only a bid or only an asked price for such day.

          D. The term "Stock Restrictions" shall mean the restrictions on the ability of a Participant to transfer Restricted Shares issued to such Participant hereunder referred to in Section 9 and embodied in a Restricted Stock Agreement between the Corporation and such Participant.

         13. Expenses of Administration. All costs and expenses incurred in the operation and administration of the Plan shall be borne by the Corporation.

         14. No Employment Right. Neither the existence of the Plan nor the grant of any Restricted Shares hereunder shall require the Corporation or any subsidiary to continue any Participant as a director of the Corporation or any subsidiary.

         15. Amendment of Plan. The Board may, at any time and from time to time, by a resolution appropriately adopted, make such modifications of the Plan as it shall deem advisable. No amendment of the Plan may, without the consent of the Participants to whom any Restricted Shares shall theretofore have been allocated, adversely affect the rights or obligations of such Participants with respect to such Restricted Shares. The Committee may, in its discretion, cause the restrictions imposed in accordance with the provisions of Section 9 hereof with respect to any Restricted Shares to terminate, in whole or in part, prior to the time when they would otherwise terminate.

         16. Expiration and Termination of the Plan. The Plan shall terminate on November 11, 2006 or at such earlier time as the

Board may determine; provided, however, that such termination shall not, without the consent of the Participants to whom any Restricted Shares shall theretofore have been allocated, adversely affect the rights or obligations of such Participants with respect to such Restricted Shares.

         17. Governing Law. The Plan shall be governed by the laws of the State of New York.

*******************************************************************************

                                       APPENDIX

PROXY

                               GALEY & LORD, INC.
         ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 11, 1997

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


        The undersigned hereby constitutes and appoints Arthur C. Wiener and Michael R. Harmon, or either of them acting singly in the absence of the other, with the power of substitution in either of them, the proxies of the undersigned to vote with the same force and effect as the undersigned all shares of Common Stock of Galey & Lord, Inc. (the "Company") held of
record by the undersigned on December 20, 1996 at the Annual     Meeting of
Stockholders to be held at the offices of the Company, 980 Avenue of the
          Americas, New York, New York 10018, on February 11, 1997,
    at 10:30 A.M., Local Time, and at any adjournment or adjournments thereof,
hereby revoking any proxy or proxies heretofore given and ratifying     and
confirming all that said proxies may do or cause to be done by virtue thereof with respect to the following matters:

    1.  The election of eight directors nominated by the Board of Directors:

 FOR all nominees listed below (except as indicated below)  WITHHOLD AUTHORITY to vote for the nominees listed below

        ARTHUR C. WIENER, LEE ABRAHAM, PAUL G. GILLEASE, WILLIAM deR. HOLT,
        HOWARD S. JACOBS, WILLIAM M.R.     MAPEL, STEPHEN C. SHERRILL AND DAVID
        F. THOMAS

        (INSTRUCTION: To withhold authority to vote for any individual nominee
        or nominees write such nominee's or nominees' names in the     space
        provided below.)

    2. The adoption of the proposed 1996 Restricted Stock Plan (the "Restricted Stock Plan") for non-employee directors.

                      FOR              AGAINST              ABSTAIN

    3. The adoption of the proposed amendments to the Company's Amended and Restated 1989 Stock Option Plan (the "Stock Option Plan").
            (a) To increase the number of shares of Common Stock available under the Stock Option Plan by an aggregate of 250,000 shares.

                      FOR              AGAINST              ABSTAIN
            (b) To provide that each non-employee director of the Company make an election to receive annually and at the time such person
                becomes a     director either (i) stock options granted under
                the Stock Option Plan, or (ii) shares of Common Stock issued under the Restricted Stock Plan.

                      FOR              AGAINST              ABSTAIN
            (c) To provide that each non-employee director of the
                Company make an election to receive all of his annual
                director's fee (i) in cash, or (ii) in     the form of a
                grant of stock options under the Stock Option Plan, or
                (iii) in the form of a combination of cash plus shares
                of Common Stock     issued under the Restricted Stock Plan.

                      FOR              AGAINST              ABSTAIN

4.  The ratification of the selection of Ernst &
    Young LLP as independent auditors of the Company for the 1997 fiscal year.

        FOR        AGAINST        ABSTAIN

5. Upon such other business as may properly come before the Meeting or any adjournment thereof.

    This proxy, when properly executed, will be voted as directed. If no direction is indicated, the proxy will be voted (i) FOR the election of the eight named individuals as directors, (ii) FOR the adoption of the proposed 1996 Restricted Stock Plan for non-employee directors, (iii) FOR the adoption of each of three proposed amendments to the Company's Amended and Restated 1989 Stock Option Plan, and (iv) FOR the ratification of the selection of Ernst & Young LLP as independent auditors of the Company for the 1997 fiscal year.

    The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders to be held on February 11, 1997 and the Proxy Statement, dated January 7, 1997, prior to the signing of this proxy.
                                         Dated:                           , 1997
                                                                          (L.S.)

                                         Please sign your name exactly as it
                                         appears hereon. When signing as
                                         attorney, executor, administrator,
                                         trustee or guardian, please give your
                                         full title as it appears hereon. When
                                         signing as joint tenants, all parties
                                         in the joint tenancy must sign. When a
                                         proxy is given by a corporation, it
                                         should be signed by an authorized
                                         officer and the corporate seal affixed.
                                         No postage is required if returned in
                                         the enclosed envelope and mailed in the
                                         United States.

                                          PLEASE SIGN, DATE AND MAIL THIS PROXY
                                          IMMEDIATELY IN THE ENCLOSED ENVELOPE.